EXHIBIT 99.1

                 Joint Filing Agreement Pursuant to Rule 13d-1
                 _____________________________________________

          This agreement is made pursuant to Rule 13d-1(b)(1)(ii)(J) and Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together constitute a single contract. Delivery of an executed counterpart of this agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this agreement.

                                     COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV

                                     by /s/ Victorio C. de Marchi
                                        --------------------------------
                                        Name:  Victorio C. de Marchi
                                        Title: Director

                                     by /s/ Marcel H. Telles
                                        --------------------------------
                                        Name:  Marcel H. Telles
                                        Title: Director

                                     FUNDACAO ANTONIO E HELENA ZERRENNER
                                     INSTITUICAO NACIONAL DE BENEFICENCIA

                                     by /s/ Victorio C. de Marchi
                                        --------------------------------
                                        Name:  Victorio C. de Marchi
                                        Title: Trustee

                                     by /s/ Jose H. Attilio Gracioso
                                        --------------------------------
                                        Name:  Jose H. Attilio Gracioso
                                        Title: President


                                     BRACO S.A.

                                     by /s/ Marcel H. Telles
                                        --------------------------------
                                        Name:  Marcel H. Telles
                                        Title: Partner

                                     by /s/ Jorge P. Lemannn
                                        --------------------------------
                                        Name:  Jorge P. Lemannn
                                        Title: Partner


                                     EMPRESA DE ADMINISTRACAO
                                     E PARTICIPACOES S.A.- ECAP

                                     by /s/ Marcel H. Telles
                                        --------------------------------
                                        Name:  Marcel H. Telles
                                        Title: Partner

                                     by /s/ Jorge P. Lemann
                                        --------------------------------
                                        Name:  Jorge P. Lemann
May 10, 2002                            Title: Partner